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                                                                      EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 33-53661, 33-53409, 33-52379 and 33-50985) and Forms S-8
(File Nos. 33-55511, 33-55509, 33-55272, 33-55270, 33-52253, 33-51114, 33-51082,
33-51052, 33-50151, 33-50147, 33-49783 and 33-36571) of Columbia/HCA Healthcare
Corporation (including its predecessors) and in the related Prospectus of our report dated February 28, 1995, with respect to the consolidated financial statements and schedules of Columbia/HCA Healthcare Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



ERNST & YOUNG LLP


Louisville, Kentucky
March 29, 1995